Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CARDONE EQUAL OPPORTUNITY FUND 2, LLC", CHANGING ITS NAME FROM "CARDONE EQUAL OPPORTUNITY FUND 2, LLC" TO "CARDONE NON ACCREDITED FUND, LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2023, AT 5:39 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6583657 8100
SR# 20234167334

Authentication: 204773719
Date: 12-09-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:39 PM 12/07/2023
FILED 05:39 PM 12/07/2023
SR 20234167334 - File Number 6583657

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Cardone Equal Opportunity Fund 2, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of this Delaware limited liability company is:

Cardone Non Accredited Fund, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th day of December, A.D. 2023.

By: [signature]
Authorized Person(s)

Name: Clemen Cunningham
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